UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 23, 2019

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Front Street Mount Horeb, Wisconsin 53572
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (608) 424-1544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, No Par Value	DLTH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 23, 2019, the Board of Directors of Duluth Holdings Inc. appointed Michael J. Murphy, age 40, to serve as the Company’s Vice President and Chief Accounting Officer.  As a result of Mr. Murphy’s appointment, Dave Loretta, the Company’s Senior Vice President and Chief Financial Officer will no longer be designated as the Company’s principal accounting officer.

Mr. Murphy previously served as the Company’s Corporate Controller since December 2018.  Prior thereto, Mr. Murphy served as the Chief Accounting Officer of First Business Financial Services, Inc. from September 2015 until November 2018.  From June 2015 to August 2015, Mr. Murphy was employed by BMO Harris Bank as its Midwest Regional Controller for the Commercial and Personal Banking Group.  From November 2011 to April 2015, Mr. Murphy held the position of Vice President and Assistant Controller of Banco Popular North America.  He was employed by KPMG LLP from September 2003 to November 2011 in several capacities, most recently serving as Senior Manager from August 2010 to November 2011.

Mr. Murphy participates in the Company’s Annual Incentive Plan and 2015 Equity Incentive Plan.

There have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Murphy had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.  Mr. Murphy is not related to any member of the Board of Directors of the Company or any executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Dated: September 23, 2019	By:/s/ David Loretta
David Loretta Senior Vice President and Chief Financial Officer